                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                December 31, 2004

                              HOME PROPERTIES, INC.
             (Exact name of Registrant as specified in its Charter)

            MARYLAND                  1-13136               16-1455126
(State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)           File Number)       Identification Number)

                  850 Clinton Square, Rochester, New York 14604
                             www.homeproperties.com
           (Address of principal executive offices and internet site)

                                 (585) 546-4900
              (Registrant's telephone number, including area code)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 7.01.        REGULATION FD DISCLOSURE

     On March 3, 2005,  the  Registrant  issued a press release  announcing  its results for the fourth  quarter of 2004.  The related  press release is attached hereto  as  Exhibit 99.1.  The  information  in this  Current  Report  is  being furnished pursuant to Item 7.01, Regulation FD Disclosure.

     The attached  press release  includes a  presentation  of Home  Properties'
Funds from Operations ("FFO") and Net Operating Income ("NOI"). FFO does and NOI may fall within the definition of "non-GAAP financial measure" set forth in Item
10(e) of Regulation S-K and as a result Home Properties is or may be required to include in this Current Report a statement disclosing the reasons why management believes that  presentation  of these measures  provides  useful  information to investors.  The  Company  believes  that  FFO  is  helpful  to  investors  as  a supplemental  measure of the  operating  performance  of a real  estate  company because,  along with cash flows from operating activities,  financing activities and investing activities,  it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures.  Home
Properties  believes that NOI is helpful to investors as a supplemental  measure of the operating  performance  of a real estate  company  because it is a direct measure of the actual operating results of the Company's  apartment  properties.
The Company also uses these two measures to compare its  performance  to that of its peer group.

     ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

          c. Exhibits

               Exhibit 99.1 Press Release

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

Dated:  March 4, 2005           HOME PROPERTIES, INC.
                                (Registrant)

                                By:  /s/ David P. Gardner
                                     ------------------------------------------
                                     David P. Gardner, Executive Vice President
                                     and Chief Financial Officer